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                        UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) FEBRUARY 12, 1997


                      HAVEN BANCORP, INC.
    (Exact name of registrant as specified in its charter)


                          DELAWARE
 (State or other jurisdiction of incorporation or organization)


                          000-21628
                    (Commission File Number)


                          11-3153802
             (I.R.S. Employer Identification No.)


       93-22 JAMAICA AVENUE, WOODHAVEN, NEW YORK  11421
      (Address of principal executive offices)  (Zip Code)

                        (718) 847-7041
      (Registrant's telephone number, including area code)


                        NOT APPLICABLE
      (Former name, former address and former fiscal year,
                  if changed since last report)











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ITEM 5. OTHER EVENTS

     On February 12, 1997 Haven Capital Trust I, a Delaware business trust (the "Trust"), completed the offering of $25,000,000 of 10.46% Capital Securities. The Capital Securities were sold in a private placement in reliance on Rule 144A of the Securities Act of 1933, as amended. Haven Bancorp, Inc. (the "Company") is the owner of all of the beneficial interests represented by the common securities of the Trust (the "Common Securities") and together with the Capital Securities (the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the 10.46% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures"), to be issued by the Company pursuant to the Indenture, which are scheduled to mature on February 1, 2027. The Chase Manhattan Bank is the Property Trustee of the Trust.

     Holders of the Trust Securities are entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from the date of original issuance and payable semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 1997 at an annual rate of 10.46% of the Liquidation Amount of $1,000 per Trust Security ("Distributions"). So long as no event of default under the Indenture exists, which generally includes the Company's (i) failure for 30 days to pay interest on the Junior Subordinated Debentures, (ii) failure to pay principal or premium on the Junior Subordinated Debentures in certain circumstances,
(iii) failure to observe or perform certain covenants contained in the Indenture for 90 days, or (iv) certain events in bankruptcy, the Company will have the right to defer payments of interest on the Junior Subordinated Debentures at any time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period").
If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions of the Trust Securities will also be deferred and the Company will not be permitted, with certain exceptions, to declare or pay any cash distributions with respect to the Company's capital stock or to make any payment with respect to the debt securities of the Company that rank pari passu or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 10.46% per year. The Company, fully, irrevocably and unconditionally guarantees all of the Trust's obligations under the Trust Securities only to the extent that the Trust holds funds on hand legally available to make payments and has failed to do so.

     The Trust Securities are subject to mandatory redemption (i)
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in whole but not in part on February 1, 2027, the Stated Maturity
Date upon repayment of the Junior Subordinated Debentures, (ii) in whole but not in part at any time prior to February 1, 2007 contemporaneously with the optional prepayment of the Junior Subordinated Debentures upon the occurrence of a Special Event which means that either (a) the Company has become subject to the capital requirements of a bank holding company and the Capital Securities would not constitute Tier 1 Capital or (b) the Trust becomes subject to federal income tax, the interest payable on the Junior Subordinated Debentures is not deductible or the Trust is subject to other significant other taxes or governmental changes and (iii) in whole or in part on or after February 1, 2027 contemporaneously with the optional prepayment of the Junior Subordinated Debentures at a redemption price equal to a predetermined optional prepayment price.

     The Company and the Trust have agreed to file with the Securities and Exchange Commission, a shelf registration statement relating to the resale of the Capital Securities.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) No financial statements are required to be filed with this report.

         (b)  Exhibits.
              99 - Press Release, dated February 12, 1997.


                        SIGNATURE

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               HAVEN BANCORP INC.
                                 (Registrant)



Date:  February 24, 1997      By:    /s/  Catherine Califano
                                    ---------------------------
                                    Catherine Califano
                                    Senior Vice President and
                                      Chief Financial Officer





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